TECO ENERGY, INC.                 Exhibit 24.1
                             POWER OF ATTORNEY

     WHEREAS, the Board of Directors of TECO Energy, Inc., a Florida corporation, at a meeting held on January 17, 1996, authorized the officers and Directors of the Corporation to execute an Annual Report on Form 10-K and authorized the officers of the Corporation to file said Annual Report with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

     NOW, THEREFORE, each of the undersigned in his capacity as a Director or officer or both, as the case may be, of said Corporation, does hereby appoint R. H. Kessel, A. D. Oak and D. R. Pokross, Jr., and each of them, severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as Director or officer or both, as the case may be, of said Corporation, said Annual Report and any and all amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys has the power to act hereunder with or without the other of said attorneys and shall have full power of substitution and resubstitution. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, and each of the undersigned hereby ratifies and approves the acts of said attorneys and each of them.

     IN TESTIMONY WHEREOF, the undersigned have executed this instrument on the dates set forth below.


           /s/ T. L. Guzzle                                January  17, 1996
  T. L. Guzzle, Chairman of the Board,
  Director and Chief Executive Officer
       (Principal Executive Officer)

    /s/ A. D. Oak                                           January  17, 1996
    A.D. Oak, Vice President-Finance
(Principal Financial and Accounting Officer)

             /s/ G. F. Anderson                             January  17, 1996
        G. F. Anderson, President,
  Director and Chief Operating Officer

           /s/ C. D. Ausley                                 January  17, 1996
         C. D. Ausley, Director

            /s/ S. L. Baldwin                               January  17, 1996
          S. L. Baldwin, Director

          /s/ H. L. Culbreath                               January  17, 1996
         H. L. Culbreath, Director

          /s/ J. L. Ferman, Jr.                             January  17, 1996
        J. L. Ferman, Jr., Director

            /s/ E. L. Flom                                  January  17, 1996
          E. L. Flom, Director

          /s/ H. R. Guild, Jr                               January  17, 1996
       H. R. Guild, Jr., Director

          /s/ D. R. Hendrix                                 January  17, 1996
          D. R. Hendrix, Director

             /s/ R. L. Ryan                                 January  17, 1996
          R. L. Ryan, Director

          /s/ W. P. Sovey                                   January  17, 1996
           W. P. Sovey, Director

          /s/ J. T. Touchton                                January  17, 1996
        J. T. Touchton, Director

           /s/ J. A. Urquhart                               January  17, 1996
        J. A. Urquhart, Director

          /s/ J. O. Welch, Jr.                              January  17, 1996
        J. O. Welch, Jr.,  Director